Exhibit 16.1

October 19, 2004
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


RE:   Nesco Industries, Inc.
      File Number: 000-28307


Ladies and Gentlemen:

We have read Item 4.01 of NESCO Industries, Inc.'s Form 8-K/A dated October 6, 2004 and agree with the statements made therein with respect to our firm.

Very truly yours,

/s/ BP Audit Group, PLLC
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BP Audit Group, PLLC
Farmingdale, NY